UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

ALSET INC.

(Exact name of registrant as specified in its charter)

Texas	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane Suite 210 Bethesda, Maryland 20814	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Members of the Board of Directors

Effective as of October 3, 2022, Ms. Joanne Wong Hiu Pan, Mr. Chan Tung Moe and Mr. Lim Sheng Hon Danny joined the Board of Directors (the “Board”) of Alset Inc. (the “Company”).

Ms. Wong will serve as an independent Member of the Board, as that term is defined in Rule 5605(a) of the Nasdaq Marketplace Rules. Ms. Wong, 46, currently serves as Director and Responsible Officer of BMI Funds Management Limited, a Financial Advisor in Hong Kong. Ms. Wong also serves as Director of A-link Services Limited, a consulting company that brings together professionals with rich experience in different fields to provide the most suitable solutions to meet the needs of different clients. In addition, Ms. Wong also serves as Senior Consultant of Global Intelligence Trust, which provides professional trust service to individual, corporate and institutional customers. Ms. Wong has served as a member of the Board of Directors of DSS, Inc., a NYSE listed company, since July of 2022. Ms. Wong graduated from the Chinese University of Hong Kong Faculty of Science with a Bachelor’s degree in 1999. Ms. Wong has extensive expertise in a wide array of strategic, business, turnaround and regulatory matters across several industries as a result of her executive management, educational and operational experience.

There is no arrangement or understanding with Ms. Wong and any other person pursuant to which she was elected as a director of the Company. There is no family relationship between Ms. Wong and any director or executive officer of the Company, and she is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

As an independent member of the Board, Ms. Wong’s compensation shall be $1,000 per month, plus an additional payment of $2,000 for each Board or Board Committee meeting that such independent member shall attend.

Mr. Lim Sheng Hon, 30, has experience in business development, merger & acquisitions, corporate restructuring and strategic planning and execution. Mr. Lim has served as Senior Vice President, Business Development and as Executive Director of the Company’s subsidiary, Alset International Limited (SGX:40V), a publicly traded company on the Singapore Stock Exchange, since 2020. Previously, Mr. Lim served in other capacities at Alset International Limited. Mr. Lim manages business development efforts, focusing on corporate strategic planning, merger and acquisition, and capital markets activities for Alset International Limited. Mr. Lim liaises with corporate partners and investment prospects for potential working/investment collaborations, operational subsidiaries locally and overseas to augment a close parent-subsidiary working relationship. Mr. Lim graduated from Singapore Nanyang Technological University with a Bachelor’s Degree with Honors in Business, specializing in Banking and Finance.

There is no arrangement or understanding with Mr. Lim and any other person pursuant to which he was elected as a director of the Company. There is no family relationship between Mr. Lim and any director or executive officer of the Company, and he is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

Mr. Lim is compensated by our subsidiary Alset International Limited, and is paid salary and other amounts equal to S$20,000 Singapore Dollars (approximately $14,000 U.S. Dollars) per month.

Mr. Chan Tung Moe, 44, has served as Co-Chief Executive Officer of the Company since July 2021 and has served as the Co-Chief Executive Officer and Executive Director of our subsidiary Alset International Limited since March 2021 and December 2020 respectively. Previously, Mr. Chan served in other capacities at Alset International Limited. He is responsible for Alset International’s international real estate business (including serving as Co-Chief Executive Officer and a member of the Board of Alset International’s subsidiary LiquidValue Development Inc.). Chan Tung Moe has served as a director of DSS, Inc., a NYSE listed company, since September 2020. From April 2014 to June 2015 Chan Tung Moe was the Chief Operating Officer of HKSE listed Zensun Enterprises Limited (formerly known as Heng Fai Enterprises Limited) and was responsible for that company’s global business operations consisting of REIT ownership and management, property development, hotels and hospitality, as well as property and securities investment and trading. Prior to that, he was an executive director (from March 2006 to February 2014) and the Chief of Project Development (from April 2013 to February 2014) SingHaiyi Group Ltd (now known as SingHaiyi Group Pte Ltd), overseeing its property development projects. He was also a non-executive director of the Toronto Stock Exchange-listed RSI International Systems Inc., a hotel software company, from July 2007 to August 2016. Chan Tung Moe has a diverse background and experience in the fields of property, hospitality, investment, technology and consumer finance. He holds a Master’s Degree in Business Administration with honors from the University of Western Ontario, a Master’s Degree in Electro-Mechanical Engineering with honors and a Bachelor’s Degree in Applied Science with honors from the University of British Columbia.

There is no arrangement or understanding with Chan Tung Moe and any other person pursuant to which he was elected as a director of the Company. Chan Tung Moe is the son of Chan Heng Fai, our Chairman and Chief Executive Officer.

Pursuant to an Executive Employment Agreement entered into on July 1, 2021 with the Company and the Company’s subsidiary Alset Business Development Pte. Ltd. (formerly known as Hengfai Business Development Pte Ltd.), Mr. Chan’s compensation as Co-Chief Executive Officer of the Company includes a fixed salary of $10,000 per month (Mr. Chan was also paid a signing bonus of $60,000 at that time). The term of such Employment Agreement ends on June 30, 2024.

Mr. Chan is also compensated by (1) our subsidiary Alset International Limited, and is paid a fixed salary of S$17,500 Singapore Dollars (approximately $12,250 U.S. Dollars) per month; and (2) our related party private company American Medical REIT, and is paid a fixed salary of $7,500 per month.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET INC.

Dated: October 7, 2022	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer